Exhibit 5.1

March 19, 2024

The Cannabist Company Holdings Inc.

680 Fifth Ave., 24th Floor

New York, New York 10019

Re:	The Cannabist Company Holdings Inc.

Registration Statement on Form S-8

We have acted as Canadian counsel to The Cannabist Company Holdings Inc. (the “Company”), a corporation incorporated under the Business Corporations Act (British Columbia), in connection with the filing, on or about the date hereof, with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended (the “Act”).

The purpose of the Registration Statement is to register 25,000,000 common shares in the capital of the Company (the “Shares”), which are issuable by the Company pursuant to the terms of The Cannabist Company Holdings Inc. Amended and Restated Omnibus Long-Term Incentive Plan (the “Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Notice of Articles and Articles of the Company and resolutions of the directors of the Company with respect to the matters referred to herein. We have also examined documents relating to the Plan and such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below.

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that my hereafter occur.

Based upon and subject to the foregoing, and assuming that (i) the Company reserves for issuance under the Plan an adequate number of authorized and unissued Shares, and (ii) the consideration, if any, required to be paid in connection with the issuance of Shares is actually received by the Company, we are of the opinion that when the Shares shall have been issued as contemplated in the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

Stikeman Elliott LLP